UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KVH INDUSTRIES, INC.

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Set forth below is a communication first published, sent or given by KVH Industries, Inc. on May 17, 2021.

May 17, 2021 Dear Fellow KVH Industries Shareholder, We are writing to encourage you to support the election of Cielo Hernandez and Cathy-Ann Martine-Dolecki to the KVH Industries, Inc. (“KVH”) Board of Directors (the “Board”) at the upcoming annual meeting of KVH shareholders, to be held on June 17, 2021. To do so, please return the enclosed BLUE proxy card or use it to vote online for Ms. Hernandez and Ms. Martine. These two outstanding candidates will bring fresh insights to the Board. They both have exemplary track records as leaders in industries directly relevant to KVH’s business and are high-integrity individuals who will be dedicated to serving the interests of our shareholders. KVH is emerging from the challenges of the COVID-19 pandemic with significant momentum, as evidenced by the fact that our stock price is up 73% over the past year and 28% year-to-date,1 far exceeding market returns.2 Revenue for the first quarter increased 16% over the first quarter of last year, and our connectivity-as-a-service business, AgilePlans, generated a 48% revenue increase. Our performance, combined with our diversified strategy, the financial flexibility afforded by our strong balance sheet, and our ability to quickly implement aggressive cost controls at the outset of the pandemic, enabled us to perform substantially better for our shareholders than many of our competitors and peers during this period – some of whom were forced to file for bankruptcy.3 As we look to the future, we are confident that our plan to be the leader in cutting-edge maritime communications and navigation technology is working – and that this will translate into sustainable long-term value for our shareholders. An activist investor called VIEX Capital (“VIEX”), which first bought our stock in November 2020 and has a history of destroying shareholder value while aggressively pushing companies to pursue short-sighted changes, has nominated two individuals for election to the Board. In our interactions with them, these candidates, who VIEX is seeking to elect in place of Ms. Hernandez and Ms. Martine, have demonstrated de minimis knowledge of KVH’s businesses and no relevant experience in our industries. As of market close on May 14, 2021. As defined by outperformance of the S&P 500, Russell 2000, Russell 3000, and Nasdaq. E.g., Speedcast International Ltd. in April 2020 and Global Eagle Entertainment in July 2020.

One of those candidates, VIEX's founder and managing member Eric Singer, has a troubling record. He has served on the boards of 12 public companies in the last ten years, and every one of those 12 companies has underperformed the S&P 500 and the Russell 3000 during his tenure.[4] Worse, Mr. Singer has the rare distinction of having been found by a Delaware court to have breached his fiduciary duty of loyalty to public company shareholders.

Mr. Singer's co-nominee, John Mutch, is one of Mr. Singer's longstanding colleagues and business partners, and in our view could never be considered independent from Mr. Singer or VIEX. Mr. Mutch also does not have experience in areas directly relevant to KVH's business.

The bottom line is that VIEX's candidates simply do not measure up to the Company's nominees and are the wrong choice for KVH's Board.

A FOCUSED LONG-TERM STRATEGY THAT IS WORKING

KVH's approach to shareholder value creation has not been about financial engineering or short-term thinking. It has been about investing in innovation that leads to new products and intellectual property that truly set the Company apart and position it to generate significant new revenue across multiple high-growth markets. Both of our business segments – mobile connectivity and inertial navigation – have demonstrated recent top-line growth and improved profitability. We believe that several of the new technologies and services we have been building are primed to disrupt the competition and deliver new levels of profitability. We view the market as beginning to recognize our opportunity to create value for shareholders.



Year to Date TSR vs. Peers
30%
25%
20%
15%
10%
5%
0%
28%
9%
12%
KVH Industries
ISS Peers Median+
Compensation Peers Median #

Source: FactSet. Measurement from December 31, 2020 through May 14, 2021.
+ISS Peers Include: Applied Optoelectronics, Inc., Aviat Networks, Inc., CalAmp Corp., Clearfield, Inc., Communications Systems, Inc., CPI Aerostructures, Inc., DZS, Inc., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Harmonic, Inc., Inseego Corp., Optical Cable Corp., PCTEL, Inc., Pixelworks, Inc., SIFCO Industries, Inc.
#Compensation Peers Include: AeroVironment, Inc., CalAmp Corp., Calix, Inc., Communications Systems, Inc., Comtech Telecommunications Corp., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Frequency Electronics, Inc., IEC Electronics Corp., Intevac, Inc., Iteris, Inc., Mercury Systems, Inc., Napco Security Technologies, Inc., ORBCOMM, Inc., PCTEL, Inc., Ribbon Communications, Inc., TeleNav, Inc., Ultralife Corp. Note: This is the AON peer set referred to in the Company's Proxy Statement for compensation benchmarking purposes.

[4] Companies include: A10 Networks, Inc., Immersion Corporation, Quantum Corporation, RhythmOne plc, YuMe, Inc., Support.com, Inc., Numerex Corp., TigerLogic Corporation, IEC Electronics Corp., Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc.

KVH 2 www.ProtectKVH.com

We are focused on three key strategic priorities:

- Accelerating the adoption of our AgilePlans subscription offering;
- Building out our KVH Watch Internet of Things (IoT) platform; and
- Commercializing our Photonic Integrated Chip (PIC) navigation technology.

While these initiatives are in different states of maturation and revenue generation, they are all unique solutions focused on growing markets where we are confident that we can gain significant share.

For example, AgilePlans amounted to 84% of total commercial maritime mini-VSAT Broadband shipments for the first quarter, and 41% of our mini-VSAT Broadband subscribers are now on this service. Notably, we shipped over 500 VSAT satellite communications systems during the first three months of 2021, marking the second consecutive record quarter for these shipments. As we continue to introduce increasingly cost-effective hardware technologies and complete the migration to our High-Throughput Satellites (HTS) network this year, the profitability of our AgilePlans subscriptions is expected to significantly increase. It is an offering that we have been able to grow steadily in the maritime industry.

We are similarly excited about our other connectivity-as-a-service initiative, KVH Watch. While still in the early stages of market adoption, KVH Watch is poised to capitalize on the same recurring revenue model in the nascent maritime IoT market, which is projected to grow by 40% over the next three years.[5]

As Raymond James recently noted in a May 5, 2021 analyst report:

"KVHI is driving growth and margin expansion through new product introduction and subscriber migration…Our long-term thesis remains intact: the shift towards recurring connectivity-as-a-service revenue via AgilePlans and KVH Watch, should create more predictable free cash flows…"[6]

On the inertial navigation side, we expect our PIC technology will be commercialized across our full product line by the end of the second quarter of 2021, offering our clients enhanced performance. Our defense customers will continue to be a major focus with this technology, but we also see significant near-term opportunity in new markets for autonomous shuttles, trucks, construction and agriculture, and a longer-term opportunity in passenger vehicles.

[5] Source: NSR; Transforma Insights https://www.iot-now.com/2020/05/20/102937-global-iot-market-to-grow-to-1-5trn-annual-revenue-by-2030/

[6] Permission to use quote neither sought nor obtained.

KVH 3 www.ProtectKVH.com

Importantly, our diversified business model has proven to be a competitive advantage in navigating through COVID-19. Not only were we able to continue investing in key areas while reducing operating costs, we were also able to maintain our strong balance sheet, providing us with financial flexibility. We know we still have work to do – particularly in terms of steadily increasing profitability. But we also believe our progress is undeniable, and that our current strategy has positioned us to deliver significant shareholder value. KVH’S NOMINEES: KNOWLEDGEABLE CANDIDATES DEDICATED TO SERVING SHAREHOLDERS The KVH Board is dedicated to serving the interests of our shareholders. To that end, the Board conducted a comprehensive process and rigorous search with a leading independent director search firm to identify candidates for the Board. Our nominees for election this year are two accomplished women, with relevant industry experience and histories of integrity as public company executives: Cielo Hernandez is currently CFO of XL Fleet Corp (NYSE: XL), a leading provider of fleet electrification solutions for commercial vehicles in North America. In addition to her valuable financial leadership experience as a public company CFO and previously as CFO at Maersk Line, North America, a division of A.P. Moller-Maersk Group, she has deep experience in the commercial maritime and satellite communications industries. Of note, Ms. Hernandez was an executive at DIRECTV, which will be invaluable given KVH’s position as the leader in maritime satellite television for more than 25 years. Cathy-Ann Martine-Dolecki worked for decades in global leadership positions in the telecommunications industry, including running a $25 billion business for AT&T, where she served as President, Enterprise Business Solutions of the mobile business. Ms. Martine’s background in telecommunications will be especially beneficial in helping guide KVH as it moves towards a blended 5G hybrid satellite solution.

In recent years, KVH has been acutely focused on bringing new voices, perspectives and skill sets into the boardroom. With the addition of Ms. Hernandez and Ms. Martine, four of our six independent directors will have joined the Board since last year, enhancing boardroom diversity and adding important expertise in relevant technologies and industries that will ultimately make KVH a stronger company with improved long-term prospects. Just as importantly, three legacy directors will have rotated off of the Board since last year and four within the past four years, ensuring that our Board has a balanced and complementary mix of institutional knowledge and new perspectives.

	Director	Tenure (Years)	Diverse	Navigation	Software / Tele-communications	Engineering / Science / Technology	Sales / Marketing	Finance / Accounting	Strategy	Organizational Leadership
2021 KVH Board Nominees										
	**Cielo Hernandez**	0	✓		✓			✓	✓	✓
	**Cathy-Ann Martine-Dolecki**	0	✓		✓	✓	✓		✓	✓
Other Independent KVH Board Members										
	**Danelle M. Barrett**	<1	✓		✓	✓			✓	✓
	**James S. Dodez**	**4**		✓	✓		✓		✓	✓
	**Robert E. Tavares**	1				✓		✓	✓	✓
	**Charles R. Trimble**	**22**		✓		✓			✓	✓

VIEX'S CANDIDATES ARE NOT RIGHT FOR KVH

VIEX submitted its intent to nominate Mr. Singer and Mr. Mutch in mid-January, after just one phone call with the Company and approximately two months after VIEX's initial investment in KVH. Mr. Singer and Mr. Mutch work together often – Mr. Mutch has served on boards with or been nominated by VIEX and Mr. Singer as a public company board candidate at least seven times – and at companies in sectors as disparate as technology and data storage providers, online consumer brand operators, and digital advertising platforms.[7]

We frequently engage with shareholders regarding the composition of the Board. In April of last year, for example, we added current director Robert Tavares as part of an agreement with a significant KVH shareholder, Vintage Capital Management. Mr. Tavares has been a valuable and respected voice for shareholders in the boardroom and has found a receptive audience for his ideas.

[7] VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

KVH 5 www.ProtectKVH.com

In the case of VIEX, our Board interviewed Mr. Mutch with an open mind. We found that while he was professional and had technology experience broadly, he had not studied our business, had no concrete suggestions for improvements and did not have a strong background in the sectors in which we operate. Mr. Singer’s interactions with our executive team have been equally unavailing. He has had no specific suggestions or even detailed views on our business or performance. Mr. Singer also declined to be interviewed without an NDA (even after being assured no non-public information would be given or asked for). Most troublingly, Mr. Singer was found by the Delaware Court of Chancery to have breached his fiduciary duty of loyalty as a director when he was on the board of PLX Technology Inc. Specifically, he was found to have purposefully withheld material information from his fellow directors about the intentions of a bidder in order to further his “divergent” interest “in achieving quick profits by orchestrating a near-term sale at PLX.”8 Certain members of PLX’s board and management team also testified that Mr. Singer had routinely “threatened” his fellow directors while on the board in an effort to get his way.9 Our Board was disturbed by these findings and believes that shareholders should carefully examine Mr. Singer’s previous history of placing his personal interests before those of the shareholders he was duty-bound to protect. We do not know what motivates Mr. Singer and Mr. Mutch – nor do we know what changes they would suggest to KVH’s business or strategy, given that VIEX and its nominees have not articulated any such changes to date. But we do know that we have always pursued the interests of our shareholders with loyalty and total dedication. The same cannot be said for Mr. Singer, based on the Delaware Chancery Court’s decision in the PLX Technology case. Now is not the time for KVH to be diverted onto some unknown alternative path by VIEX or its nominees. The momentum we have coming out of the pandemic has been hard-built and needs to be preserved. The two highly qualified candidates we have nominated were selected to help KVH as it enters its next phase of growth and value creation. The Board strongly encourages you to vote for our two exceptional and high-integrity nominees, Ms. Hernandez and Ms. Martine, on the BLUE proxy card to help preserve our momentum. We urge you NOT to vote using any white proxy card you might receive from VIEX and the Eric Singer group. Please disregard and discard the white proxy card. If you have any questions about how to vote your BLUE proxy card, or need additional assistance, please contact our proxy solicitor, D.F. King & Co., Inc. at (800) 488-8095. In re PLX Tech. Inc. S’holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018). In re PLX Tech. Inc. S’holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 14 n.60 (Del. Ch. Oct. 16, 2018).

Sincerely, Martin Kits van Heyningen Chairman Mark S. AinDanelle M. Barrett James DodezCielo Hernandez Stanley K. HoneyCathy-Ann Martine-Dolecki Robert TavaresCharles R. Trimble If you have any questions, require assistance in voting your BLUE proxy card or BLUE voting instruction form, or need additional copies of the proxy materials, please call: D.F. King & Co., Inc. 48 Wall Street, New York, NY 10005-2922 Banks and brokers may call collect at (212) 269-5550 All others may call toll-free at (800) 488-8095 Email: KVH@dfking.com

Vote FOR ALL of KVH’s nominees to support a Board that is overseeing a long-term strategy that is working Do NOT support VIEX and the Singer group – Discard the white proxy card

Additional Information and Where to Find It The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.kvh.com. Certain Information Regarding Participants The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17, 2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Forward-Looking Statements Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

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